ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
(the “Meeting”)
OF
VIOSOLAR, INC. (the “Corporation”)

TO BE HELD on September 23, 2009 at 10:00 a.m. (Mountain Time) at the Boardroom, 1530 9th Ave SE, Calgary, Alberta T2G 0T7.

IRREVOCABLE PROXY AND POWER OF ATTORNEY

The undersigned member  (“Registered Shareholder”) of the Corporation hereby appoints Rick Walchuk, or in the place of the foregoing,  _________________________, as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of ALL matters, whether special or ordinary, that may properly come before the Meeting of the Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers on any motion made and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder of record as of August 14, 2009 hereby directs the proxyholder to vote the securities of the Corporation registered in the name of the Registered Holder as specified herein.

1.	FIX NUMBER OF DIRECTORS
THAT the number of directors be set at five (5).

FOR:	AGAINST:	ABSTAIN:

2.	APPOINTMENT OF DIRECTORS
THAT the following persons be appointed as Directors of the Corporation to hold office until the next annual general meeting of the Corporation.

Rick Walchuk

FOR:	AGAINST:	WITHHOLD:

 David Little

FOR:	AGAINST:	WITHHOLD:

Jacqueline Danforth

FOR:	AGAINST:	WITHHOLD:

Jonathan Bradley

FOR:	AGAINST:	WITHHOLD:

Michael Soursos

FOR:	AGAINST:	WITHHOLD:

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3.       APPOINTMENT OF AUDITORS

THAT the appointment of auditors of the Corporation for the ensuing year be approved and that the Board of Directors be hereby authorized to appoint the auditors of the Corporation for the fiscal 2009 year, such firm of auditors to be approved by the Board of Directors.

FOR:	AGAINST:	ABSTAIN:

4.	APPROVAL OF 2009 STOCK OPTION PLAN

THAT the 2009 Stock Option and Stock Award Plan be approved in the form as presented in this mailing.

FOR:	AGAINST:	ABSTAIN:

5.	APPROVAL FOR DUAL LISTING OF THE SHARES OF THE CORPORATION ON A CANADIAN EXCHANGE.

THAT it is hereby approved for the Board of Directors to investigate, and if thought appropriate, commence a dual listing of the shares of the Corporation on a Canadian Exchange.

6.	RATIFICATION OF PRIOR STEPS AND RESOLUTIONS OF THE BOARD

THAT the resolutions passed and all actions taken by the Board of Directors since the lastmeetingof shareholders, including the acquisition of the shares of Energiaki Ltd. and the issuance of shares pursuant to such acquisition, be ratified.

FOR:	AGAINST:	ABSTAIN:

Delivered in the City of                                                                in the State/Province of                                   as of the  day of , 2009.

__________________________________
Number of Common Shares owned by
Shareholder as of the record date of August 14, 2009

__________________________________
Print Name of Shareholder:

__________________________________
Signature of Shareholder

__________________________________
Witness:

__________________________________
Print Name of Witness:

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